Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act 1933, as amended, of our report dated April 26, 2019 relating to the combined and consolidated financial statements and financial statement schedule of 360 Finance, Inc. (which report expresses an unqualified opinion and includes (1) an emphasis paragraph referring to the presentation of the combined and consolidated financial statements, and (2) explanatory paragraphs referring to the change in method of accounting for revenue recognition and the translation of Renminbi amounts to U.S. dollar amounts for the convenience of the readers), appearing in the Registration Statement on Form F-1 (File No. 333-232259) (the “Earlier Effective Registration Statement”).

We also consent to the reference to us under the heading of “Experts” in the Earlier Effective Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

June 27, 2019